SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 13, 2004

Wells Real Estate Fund XI, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-25731	58-2250094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

Johnson Matthey Building

On September 13, 2004, The Wells Fund XI–Fund XII–REIT Joint Venture (“Fund XI-XII-REIT Associates”), a joint venture between Wells Real Estate Fund XI, L.P. (the “Registrant”), Wells Real Estate Fund XII, L.P., and Wells Operating Partnership, L.P., entered into a purchase and sale agreement (the “Agreement”) to sell an office and warehouse building containing approximately 130,000 square feet located in Wayne, Pennsylvania (the “Johnson Matthey Building”) for a gross sales price of $10 million, plus closing costs. The purchaser of the Johnson Matthey Building is the current tenant, Johnson Matthey, Inc. (the “Purchaser”), an unaffiliated third party. The Registrant holds an equity interest of approximately 26.15% in Fund XI-XII-REIT Associates. The Johnson Matthey Building is 100% owned by Fund XI-XII-REIT Associates. The Registrant expects the closing of this transaction to occur during the fourth quarter of 2004. The completion of this transaction is currently subject to, among other things, a due diligence period expiring on September 20, 2004. Accordingly, there are no assurances that this sale will be completed.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XI, L.P.
(Registrant)

By:	WELLS PARTNERS, L.P.
General Partner

	By:	Wells Capital, Inc.
General Partner

		By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

By:	/s/ Leo F. Wells, III
LEO F. WELLS, III
General Partner

Date: September 17, 2004

3